                                                                   EXHIBIT 11.1

                                                                  June 30, 1997


              LODGENET ENTERTAINMENT CORPORATION AND SUBSIDIARIES

             Statement Regarding Computation of Net Loss Per Share
                        of Common Stock (Unaudited)


                                        Three Months Ended             Six Months Ended
                                              June 30,                      June 30,
                                    -------------------------      --------------------------
                                        1996            1997           1996          1997
                                    ----------     -----------     ----------    ------------
Net loss (in thousands)             $   (3,395)    $    (5,756)    $   (6,268)   $    (12,435)
                                    ----------     -----------     ----------    ------------
                                    ----------     -----------     ----------    ------------

Weighted average shares:
  Average shares outstanding         8,801,485      11,213,437      8,077,939      11,211,292
  Assumed additional shares (1)         54,357          48,663         53,342          52,063
                                    ----------     -----------     ----------    ------------

  Weighted average common shares     8,855,842      11,262,100      8,131,281      11,263,355
                                    ----------     -----------     ----------    ------------
                                    ----------     -----------     ----------    ------------

Net loss per common share           $    (0.38)    $     (0.51)    $     0.77)    $     (1.10)
                                    ----------     -----------     ----------    ------------
                                    ----------     -----------     ----------    ------------



-----------
(1) Represents the effect of the assumed exercise of stock options issued during the twelve months preceding the Company's initial public offering.
The exercise of other options and warrants has not been assumed because their effect would be anti-dilutive.